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                                                                    EXHIBIT 11.1

Quaker City Bancorp, Inc.
Computation of Earnings Per Share

                                                            Three Months    Six Months
                                                               Ended          Ended
                                                             December 31,   December 31,
                                                                1999           1999
                                                                ----           ----
A    Average common shares outstanding...............         5,080,025     5,118,409
                                                            -----------------------------
B    Net earnings for period.........................        $2,781,000    $5,471,000
                                                            =============================
     Basic earnings per share [B/A]..................        $     0.55    $     1.07
                                                            =============================

     Common share equivalents :
C    Stock options outstanding.......................           665,096       665,096
                                                            -----------------------------
D    Option exercise price...........................        $     9.97    $    10.00
                                                            -----------------------------
E    Exercise proceeds [CxD].........................        $6,631,007    $6,650,960
                                                            -----------------------------
F    Average market price in period..................        $    16.84    $    16.92
                                                            -----------------------------
G    Shares repurchased at market price [E/F]........           393,765       393,083
                                                            -----------------------------
H    Increase in common shares [C-G].................           271,331       272,013
                                                            -----------------------------
I    Shares outstanding and equivalents [A+H]........         5,351,356     5,390,422
                                                            =============================
J    Net earnings for period.........................        $2,781,000    $5,471,000
                                                            =============================
     Diluted earnings per share [J/I]................        $     0.52    $     1.01
                                                            =============================
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